The Herzfeld Caribbean Basin Fund, Inc. N-2/A

Exhibit (d)(5)

NOTICE OF GUARANTEED DELIVERY

For Shares of Common Stock of
The Herzfeld Caribbean Basin Fund, Inc.
Subscribed for under the Primary Subscription
and Pursuant to the Over-Subscription Privilege

As set forth in the Prospectus, dated [_], 2023 (the “Prospectus”), this form or one substantially equivalent hereto may be used as a means of effecting subscription and payment for all of the Fund’s shares of common stock, par value $0.001 per share (“Common Stock”), subscribed for under the primary subscription and pursuant to the Over-Subscription Privilege. Such form may be delivered by email, overnight courier, express mail or first class mail to the Subscription Agent and must be received prior to 5:00 p.m., Eastern time, on November 29, 2023, as such date may be extended from time to time (the “Expiration Date”). The terms and conditions of the Offer set forth in the Prospectus are incorporated by reference herein. Capitalized terms used and not otherwise defined herein have the meaning attributed to them in the Prospectus.

The Subscription Agent is:

Equiniti Trust Company, LLC

By First Class Mail Equiniti Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219	By Express Mail or Overnight Courier: Equiniti Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219 Via email: Domenick.Apisa@equiniti.com

For information, call the Fund at (305) 777-1660.

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

The New York Stock Exchange (“NYSE”) member firm or bank or trust company which completes this form must communicate this guarantee and the number of shares of Common Stock subscribed for in connection with this guarantee (separately disclosed as to the primary subscription and the Over-Subscription Privilege) to the Subscription Agent and must deliver this Notice of Guaranteed Delivery, to the Subscription Agent, prior to 5:00 p.m., Eastern time, on the Expiration Date, guaranteeing delivery of a properly completed and signed Subscription Certificate (which certificate must then be delivered to the Subscription Agent no later than the close of business of the second business day after the Expiration Date). Failure to do so will result in a forfeiture of the Rights.

GUARANTEE

The undersigned, a member firm of the NYSE or a bank or trust company having an office or correspondent in the United States, guarantees delivery to the Subscription Agent by no later than 5:00 p.m., Eastern time, on the second business day after the Expiration Date unless extended, as described in the Prospectus, of a properly completed and executed Subscription Certificate, as subscription for such shares of Common Stock is indicated herein or in the Subscription Certificate. Participants should notify the Depositary prior to covering through the submission of a physical security directly to the Depositary based on a guaranteed delivery that was submitted via the PTOP platform of The Depository Trust Company (“DTC”).

The Herzfeld Caribbean Basin Fund, Inc.Broker Assigned Control #

1. Primary Subscription	Number of Rights to be exercised	Number of shares of Common Stock under the Primary subscription requested for which you are guaranteeing delivery of Rights	Payment to be made in connection with the shares of Common Stock Subscribed for under the primary subscription
	Rights:	Shares of Common Stock (Rights ÷ by 1):	$
2. Over-Subscription		Number of shares of Common Stock Requested Pursuant to the Over-Subscription Privilege	Payment to be made in connection with the shares of Common Stock Requested Pursuant to the Over-Subscription Privilege
		Shares of Common Stock:	$
3. Totals	Total Number of Rights to be Delivered	Total Number of shares of Common Stock Subscribed for and/or Requested
	Rights:	Shares of Common Stock:	Total Payment $

Method of delivery of the Notice of Guaranteed Delivery (circle one):

A. Through DTC.

B. Direct to Equiniti Trust Company, LLC, as Subscription Agent.

Please reference below the registration of the Rights to be delivered.

PLEASE ASSIGN A UNIQUE CONTROL NUMBER FOR EACH GUARANTEE SUBMITTED. This number needs to be referenced on any direct delivery of Rights or any delivery through DTC.

Name of Firm	Authorized Signature

DTC Participant Number:	Title:

Address:	Name (Please Type or Print):

Zip Code:	Phone Number:

Contact Name:	Date: